                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                (Name of registrant as specified in its charter)



                NEVADA                                          98-0201259
                ------          -----------------               ----------
 (State or Other Jurisdiction   (Primary Standard            (I.R.S. Employer
        of Incorporation)      Industrial Classification    Identification No.)
                                or Organization)                Code Number)


                            108 West Stewart Avenue,
                           Puyallup, Washington, 98371
                                 (253) 284-2935
          (Address and telephone number of principal executive offices)


                                    King Cole
                            108 West Stewart Avenue,
                           Puyallup, Washington, 98371
                                 (253) 284-2935
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                                Jack G. Orr, Esq.
                           Law Offices of Jack G. Orr
                               3019 Narrows Place
                                Tacoma, WA 98407
                             Telephone: 253.756.9795
                             Facsimile: 253.756.9795

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                                             Proposed Maximum
                                                                           Proposed Maximum     Aggregate          Amount of
Title of Each Class Of                                    Amount to be      Offering Price       Offering      Registration fee
securities to be Registered                                Registered       per share (1)       Price (2)             (2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                                               30,000,000       $        0.17      $5,100,000         $412.59

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices on October 29, 2003 of $0.17.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        Disclosure Alternative Used: Alternative 1 [X] Alternative 2 [ ]

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED November       2003
                                                                  -----

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                        30,000,000 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 30,000,000 shares of Y3K's common stock by certain persons who are, or will become, stockholders of Y3K. Please refer to "Selling Stockholders" beginning on page 11. Y3K is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us. Y3K has agreed to allow Cornell Capital Partners, L.P. to retain 6% of the proceeds raised under the Equity Line of Credit.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock. On October 27, 2003, the last reported sale price for our common stock was $ per share.

The selling stockholder is Cornell Capital Partners, L.P., which intends to sell up to 30,000,000 shares of common stock.

Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay Y3K 100% of the market price of our common stock (pursuant to the Equity Line of Credit Agreement). Y3K has agreed to pay Cornell Capital Partners, L.P. an underwriting discount equal to 6% of each Advance under the Equity Line of Credit Agreement.

Y3K  has  engaged   Westrock   Advisors,   Inc.,  an   unaffiliated   registered
broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 111,111 shares of Y3K's common stock.

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
              PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 10.

With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is _________, 2003.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PROSPECTUS SUMMARY .....................................................    1
THE OFFERING ...........................................................    2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION .............................    4
RISK FACTORS ...........................................................    5
FORWARD-LOOKING STATEMENTS .............................................   12
SELLING STOCKHOLDERS ...................................................   14
USE OF PROCEEDS ........................................................
DILUTION ...............................................................   16
EQUITY LINE OF CREDIT ..................................................   16
PLAN OF DISTRIBUTION ...................................................   19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..............   20
DESCRIPTION OF BUSINESS ................................................   22
MANAGEMENT .............................................................   35
DESCRIPTION OF PROPERTY ................................................   38
LEGAL PROCEEDINGS ......................................................   38
PRINCIPAL SHAREHOLDERS .................................................   38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .........................   39
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
COMMON EQUITY AND OTHER SHAREHOLDER MATTERS ............................   39
DESCRIPTION OF SECURITIES ..............................................   40
EXPERTS ................................................................   42
LEGAL MATTERS ..........................................................   43
AVAILABLE INFORMATION ..................................................   43
FINANCIAL STATEMENTS ...................................................  F-1

We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year ended June 30, 2002, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

Our Company

Y3K Secure Enterprises Software, Inc. develops and markets software products. Our principal software product is FusionPak(TM) 3.0 which is a suite of integrated software modules that allow for instant communication, content management, electronic commerce and collaboration. The software allows Internet and traditional businesses to communicate and to keep track of large amounts of data that can be input from a personal computer. The software also allows businesses to update information contained on their websites by inputting information into fields contained in the software. For example, an Internet catalog company can use the FusionPak(TM) software to quickly update prices or change product descriptions by simply typing the proposed text modifications. When saved by the user, these modifications are automatically made to the business's website.

Based on Macromedia's widely supported ColdFusion platform, FusionPak(TM) can run on all major operating systems including Windows NT, UNIX, LINUX and Sun Solaris. FusionPak(TM) also supports leading industry-standard database servers such as Microsoft SQL Server, Informix and Oracle.

About Us

Our principal  place of business and  executive  offices are located at 108 West
Stewart  Avenue,   Puyallup,   Washington,   98371.   Our  telephone  number  is
253-284-2935.

The Offering

This offering relates to the sale of common stock by the selling shareholders who are, or will become, stockholders of Y3K. The selling stockholder Cornell Capital Partners, L.P., which intends to sell up to 30,000,000 shares of common stock to be issued under the Equity Line of Credit Agreement, dated August 15, 2002.

Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of our common stock for a total purchase price of $7 million. The amount of each advance is subject to an aggregate maximum advance amount of $300,000 in any thirty-day period, provided that the amount of any single advance may not exceed $100,000. Cornell Capital Partners, L.P. will purchase the shares of common stock at the price set by us in a notice of our intention to draw funds we are required to provide Cornell Capital Partners under the terms of the Equity Line of Credit. However, we are required to withdraw a pro rata portion of the requested advance amount for each day that the closing bid price for our common stock falls below the price we have set in the notice to Cornell Capital Partners during the 5 trading days immediately following the issuance of the notice to Cornell Capital Partners. Cornell Capital Partners, L.P. will retain 6% of each advance and has also received a one-time commitment fee of 3,111,112 shares of our common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

Y3K has engaged Westrock Advisors, Inc., an unaffiliated registered broker dealer, to advise us in connection with the Equity Credit Line. Westrock Advisors, Inc. was paid a fee of 111,111 shares of Y3K's common stock.

         Securities Offered                  30,000,000 shares by selling
                                             stockholders.

         Offering Price                      Market price.

         Common Stock Outstanding            55,228,562 shares.
         Before The Offering(1)

         Common Stock Outstanding            85,228,562 shares.
         After The Offering(1)(2)

         Risk Factors                        An investment  in these  securities
                                             is highly  speculative and involves
                                             a high degree of risk and immediate
                                             substantial     dilution.     Y3K's
                                             accountants  have  placed  a "going
                                             concern"   reservation   on   their
                                             opinion  that  raises   substantial
                                             doubt about our ability to continue
                                             as  a  going  concern.   See  "RISK
                                             FACTORS" on page 5.

         Use of  Proceeds                    We will not  receive  any  proceeds
                                             from the  sale of the  stock by the
                                             selling stockholders.  Any proceeds
                                             we receive  from the sale of common
                                             stock  under  the  Equity  Line  of
                                             Credit will be used to:

                                             o  Complete product development;

                                             o  Launch  products and cover
                                                related marketing and
                                                advertising expenses;


                                             o  Acquire needed personnel,

                                             o  Acquire related businesses; and

                                             o  Provide working capital.

         Over-The-Counter
         Bulletin Board Symbol               YTHK

---------

(1) Based on shares outstanding as of September 23, 2003.

(2) Assumes that all shares registered by this prospectus are issued under the Equity Line of Credit.

Summary Financial Data

The following table presents summary financial information for YTHK. You should read this data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the financial statements and related notes included in this Prospectus.

                                                              Years Ended
                                                       June 30          June 30
                                                        2003             2002

       Statement of Earnings Data:
       Sales, net                                      $   2,389       $  1,750

       Total operating expenses                          761,171        551,553
       Operating loss                                   (758,782)      (549,803)
       Other income (expense)                            (28,368)        41,108
       Total income (loss)                              (787,150)      (508,695)
       Earnings (loss) per share                         $ (0.02)        $ (.01)

       Balance Sheet Data:

       Cash and cash equivalents                       $     653       $ 10,772
       Property and equipment                              4,769          9,504
       Total assets                                        5,422         20,226
       Accounts payable and accrued liabilities        $ 697,337        498,463
       Loan payable to shareholder                             0              0
       Total loans payable                               484,166        168,166
       Current portion of capital lease obligations      121,565        121,565
       Total liabilities                               1,303,068        788,195
       Common stock                                       52,050         42,519
       Preferred stock                                         0              0
       Additional paid-in capital                      2,741,023      2,492,511
       Accumulated (deficit)                          (4,090,148)    (3,302,998)
       Stockholders' equity (deficiency)              (1,297,646)      (767,968)
       Total liabilities and stockholders' equity      $   5,422      $  20,226


Net loss per share based on average weighted shares outstanding during the applicable periods.

                                  RISK FACTORS

THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION IN THIS PROSPECTUS.

CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER SIGNIFICANTLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS OR OTHERWISE MADE BY US OR ON OUR BEHALF. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "MAY," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVES OF THOSE WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE
STATEMENTS AS TO OUR INTENT,  BELIEF OR  EXPECTATIONS.  THESE  FORWARD-  LOOKING
STATEMENTS ARE SUBJECT TO THE RISKS DETAILED BELOW OR ELSEWHERE IN THIS PROSPECTUS, OR DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "FORWARD-LOOKING STATEMENTS" ON PAGE 10.

INVESTORS SHOULD ASSUME THAT, EVEN IF NOT SPECIFICALLY STATED WITHIN THIS DOCUMENT, IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZE, OUR BUSINESS,
FINANCIAL CONDITION OR RESULTS OF FUTURE OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

We have historically lost money and losses may continue in the future.

We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $4,090,148 as of June December 30, 2003. We incurred a net loss of $687,150 or $.02 per share for the year ended June 30, 2003. Future losses are likely to continue until we successfully implement our revised business plan. Accordingly, we may experience significant liquidity and cash flow problems. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

We may need to raise additional capital to finance operations.

We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowing from third parties and funds provided by certain officers and directors. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs.

We have been the subject of a going concern opinion from our independent auditors, which means that we may not be able to continue operations unless we obtain additional funding.

Our independent auditors have added a "going concern" statement to their audit report for the year ended June 30, 2003, which states that we will need additional working capital to be successful and to service our current debt for the coming year and, therefore, our continuation as a going concern is dependent upon obtaining the additional working capital necessary to accomplish our objectives. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have a working capital deficit, which means that our current assets on June 30, 2003 were not sufficient to satisfy our current liabilities on that date.

        We had a working capital deficit of $1,302,415 at June 30, 2003, which means that our current liabilities exceeded our current assets on June 30, 2003 by $1,302,415. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2003 were not sufficient to satisfy all of our current liabilities on that date.

The computer software business is highly technical and our failure to offer new products to the market may harm our business.

We operate in a highly technical industry, which is characterized by frequent introductions of new products and services into the market. Our success will depend, in part, on our ability to offer new software products and to provide necessary support to customers.

We are currently working on upgrades to our products. In particular, we are developing new protocols to include in the Y3K ICS. We are also working on the complete integration of our products into the newest FusionPak(TM) version. We support our products via telephone and Internet communication. We are actively engaged in negotiations to contract a support call center for extended support hours. We are not at this time developing different and brand new products, as we believe that there is still a lot of potential in further upgrades to our current product line.

The price of our common stock may be affected by limited trading volume and may fluctuate significantly.

Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Our technologies and products could contain defects or otherwise not work as expected. We may incur significant expenses in attempting to correct these defects or in defending lawsuits over any such defects.

While we believe that our FusionPak(TM) suite of software products is free of system and operational deficiencies, it or other products and technologies that we may introduce in the future could contain defects. In addition, third-party technology that we include in our products could contain defects. We may incur significant expenses to correct such defects. Clients who are not satisfied with our products or services could bring claims against us for substantial damages. Such claims could cause us to incur significant legal expenses and, if successful, could result in the plaintiffs being awarded significant damages.

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

           o          With a price of less than $5.00 per share;

           o          That are not traded on a "recognized" national exchange;

           o Whose prices are not quoted on the Nasdaq automated quotation system

           o (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

           o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We may not have sufficient financial resources to successfully compete in the computer software industry.

The computer software industry is intensively competitive and we believe that this competition will intensify. Many of our competitors have longer operating histories, significantly greater financial, technical, product development, and marketing resources, and greater name recognition, management experience and market share. There can be no assurance that we will be able to compete or capture adequate market share. We will not be profitable if we cannot compete successfully with other businesses.

Our success is highly dependant upon our ability to protect our trademarks and proprietary rights.

To succeed, we will need to protect our intellectual property rights. To date, we have not filed any patent trademark or copyright applications to protect our intellectual property rights. While we are planning to file such applications as are deemed necessary and appropriate in the future, no assurances can be given that these applications will be approved. To maintain the confidentiality of our trade secrets, we require our employees, consultants, and distributors to enter into confidentiality agreements, but these agreements afford us only limited protection and can be time-consuming and expensive to obtain and maintain. Monitoring for unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will be effective to prevent unauthorized use. We may have to litigate to enforce our trade secrets. Such lawsuits, regardless of their merits, would likely be time consuming and expensive and would divert managements' time and attention away from our business.

Our officers and directors control a significant percentage of stock.

As of January 15, 2003, our officers and directors, owned approximately 22.08% of our outstanding shares of common stock. These persons are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our common stock. In addition, they are in a position to impede transactions that may be desirable for other stockholders. They could, for example, make it more difficult for anyone to take control of us.

We could fail to attract or retain key personnel.

Our success largely depends on the efforts and abilities of our key executives and consultants, including King Cole, our President and James Stephens, our Vice President of Marketing. The loss of the services of Mr. Cole or Mr. Stephens could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on either Mr. Cole or Mr. Stephens.

We may be unable to manage growth.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

           o          Implement changes in certain aspects of our business;

           o Enhance our information systems and operations to respond to increased demand;

           o Attract and retain qualified personnel; and to develop, train and manage an increasing number of management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We may issue preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"), with designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company.

Acquisitions that we might make could have an adversely affect our operations and increase our costs.

Any acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products or technologies. While we have no current agreements to do so, we may buy businesses, products or technologies in the future. In the event of any future purchases, we could issue stock that would dilute our current stockholders' percentage ownership; incur debt; assume liabilities; incur amortization expenses related to goodwill and other intangible assets; or incur large and immediate write-offs. Our operation of any acquired business will also involve numerous risks, including: problems combining the purchased operations, technologies or products; unanticipated costs; diversion of management's attention from our core business; adverse effects on existing business relationships with suppliers and customers; risks associated with entering markets in which we have limited prior experience; and potential loss of key employees, particularly those of the purchased organizations.

RISKS RELATED TO THIS OFFERING

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

Of the 55,228,562 shares of common stock outstanding as of September 23, 2003, are, or will be, freely tradable without restriction, unless held by our affiliates. The remaining shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Upon issuance of the maximum number of shares being registered under the Equity Line of Credit, there will be an additional 30,000,000 shares of common stock outstanding. All of these shares of common stock may be resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

Existing shareholders will experience significant dilution from our sale of Shares under the equity line of credit.

The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

The  investor   under  the  equity  line  of  credit  will  pay  less  than  the then-prevailing market price of our common stock.

The common stock to be issued under the Equity Line of Credit will be issued at a 6% discount to the price we set for the shares when taking a draw under the Equity Line of Credit. These discounted sales could cause the price of our common stock to decline.

The selling stockholders intend to sell their shares of common stock in the market, which sales may cause our stock price to decline.

The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 50,000,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The sale of our stock under our Equity Line of Credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of shares under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop.

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

The price you pay in this offering will fluctuate and may be higher or lower than other people participating in this offering.

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The issuance of shares of common stock under this offering could result in a change of control.

We are registering 30,000,000 shares of common stock in this offering. These shares will represent 35.2% of our issued and outstanding common stock, when and if all 30,000,000 shares are issued. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on Y3K by electing its or their own directors.

We may not be able to access sufficient funds under the equity line of credit when needed.

We are dependent on external financing to fund our operations. We expect that the equity line of credit will meet our financing needs in large part. However, no assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the Equity Line of Credit will decline.

It is unlikely that we will pay dividends in the foreseeable future.

No dividends on our common stock has been declared or paid to date. We do not presently intend to pay dividends on shares for the foreseeable future, but intend to retain all earnings, if any, for use in our business. There can be no assurance that dividends will ever be paid on our common stock.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our ability to achieve adequate intellectual property protection for our future products and (f) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to make acquisitions on a timely basis, that we will retain the acquiree's customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital Partners, L.P. has agreed to purchase up to $7.0 million of common stock from us. None of the selling stockholders have held a position or office, or had any other material relationship, with Y3K, except as follows:

           o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors makes the investment decisions on behalf of Yorkville Advisors. Neither Cornell Capital Partners, L.P. nor its agents has a short position or has had a short position at any time since the Equity Line of Credit was executed on August 15, 2002.

           o Westrock Advisors, Inc. is a registered broker/dealer that has been retained by us. It has provided advice to us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received a fee of 111,111 shares of Y3K's common stock. Greg Martino, President of Westrock Advisors, Inc., makes the investment decisions on behalf of Westrock Advisors.

                                                             Percentage of
                                                              Outstanding                 Maximum
                                     Shares                     Shares                 Shares to be            Percentage
                                  Beneficially               Beneficially                Acquired               Ownership
         Selling                  Owned Before               Owned Before                Under the                After
         Stockholder              Offering (1)               Offering (1)            Line of Credit(2)         Offering(2)
         -----------------------------------------------------------------------------------------------------------------
         Cornell Capital
         Partners, L.P.             3,111,112                    5.6%                   30,000,000                35.2%

         Westrock Advisors,          111,111                       *                         0                      *
         Inc. * Less than 1%.


(1) Percentage of outstanding shares is based on 55,228,562 shares of common stock outstanding as of September 23, 2003, before giving effect to the shares of common stock that may be purchased by Cornell Capital Partners, L.P. from us under the Equity Line of Credit.

(2)Assumes that all shares being offered are purchased by Cornell Capital Partners, L.P. under the Equity Line of Credit and are treated as outstanding and held by Cornell Capital for the purpose of computing its percentage ownership after the Offering.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit, which we intend to use for general working capital purposes, including, among other things, funding anticipated future acquisitions. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 100% of the price we set for the shares (which generally will be based on the closing bid price of our common stock on the Over-the-Counter Bulletin Board).

If we are able to draw down the nearly full amount of the Equity Line of Credit through the issuance of the 30,000,000 shares we have registered at an average price of $0.03 per share, we will receive proceeds of $6,900,000 before deducting the 6% underwriting discount to be deducted from each advance to us under the Equity Line of Credit. If the average share price is less that $0.14 then the proceeds available to us will be less that $7,000,000.

The following table illustrates the amount of funds that would be available to us and the application of those funds at the assumed price per share set forth in the table, assuming all 30,000,000 shares are sold under the Equity Line of Credit. The table assumes estimated offering expenses of $15,000, plus the 6% retainage.


         ASSUMED PRICE PER SHARE                                           $0.10             $0.15           $0.23

         GROSS PROCEEDS                                               $3,000,000        $4,500,000      $6,900,000

         NET PROCEEDS                                                 $2,805,000        $4,215,000      $6,471,000

         USE OF PROCEEDS:

             Sales and marketing                                      $1,000,000        $1,500,000      $2,000,000
                                                                      ----------        ----------      ----------
             Research and development                                 $  500,000        $1,500,000      $2,000,000
                                                                      ----------        ----------      ----------
             General Working Capital                                  $  805,000        $1,215,000      $2,471,000
                                                                      ----------        ----------      ----------


The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale (as defined in the Equity Line of Credit Agreement).

                                 DIVIDEND POLICY

It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We do not contemplate or anticipate paying any dividends on the common stock in the foreseeable future.

                                    DILUTION

The net tangible book value of Y3K as of June 30, 2003 was ($1,297,646) or ($0.025) per share of common stock. Net tangible book value is determined by dividing the tangible book value of Y3K (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to Y3K, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.23 per share.

If we assume that Y3K had issued 30,000,000 million shares of common stock under the Equity Line of Credit at an assumed offering price of $0.23 per share, less commitment fees of $414,000 (6% of the gross proceeds) and $15,000 of other offering expenses, our net tangible book value as of June 30, 2003 would have been $5,173,354 or $0.063 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.088 share and an immediate dilution to new shareholders of $0.167 per share.

         Assumed public offering price per share                                      $0.23
         Net tangible book value per share before this offering                      ($0.025)
         Increase attributable to new investors                                       $0.088
         Net tangible book value per share after this offering                        $0.063
         Dilution of net tangible book value per share to new investors               $0.167


The offering price of $0.23 per share for our common has been arbitrarily determined. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                          Dilution per
             Assumed           Number of Shares           Share to New
         Offering Price          to be Issued               Investors

              $0.10              30,000,000                  $0.082
              $0.15              30,000,000                  $0.099



                              EQUITY LINE OF CREDIT

Summary

In August 2002, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell shares of our common stock for a total purchase price of $7 million. If we request an advance under the Equity Line of Credit, Cornell Capital Partners, L.P. will purchase shares of our common stock at the price we set (which will generally be the closing bid price for our shares on the day before the price is set).

Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit. In addition, Y3K engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors received 111,111 shares of Y3K's common stock. The ability to access funds under the Equity Line of Credit through the issuance of these shares is conditioned upon Y3K registering these shares with the Securities and Exchange Commission.

EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of Class A common stock and Cornell Capital Partners, L.P. will pay the advance amount.

 We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $7.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

The amount of each advance is subject to an aggregate maximum advance amount of $300,000 in any thirty-day period, provided, that any single advance may not exceed $100,000. The amount available under the Equity Line of Credit is not dependent on the price or volume of our Class A common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquired and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the Equity Line of Credit.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, Y3K would need to issue 233,333,333 shares of common stock in order to raise the maximum amount available under the Equity Line of Credit at a purchase price of $0.03 (i.e., the closing bid for our common stock on February , 2003). In order to raise the maximum amount available under the Equity Line of Credit through the issuance of 50,000,000 the average price pre share would need to be $0.14. The following table shows the number of shares that would be required to be issued at various assumed prices per share in order to fully access $7.0 million available under the Equity Line of Credit.

         Purchase Price                                     $0.10                 $0.25               $0.50
         --------------------------------------------------------------------------------------------------
        Number of Shares required
         to draw full draw down
         equity line of credit (1)                        70,000,000           28,000,000          14,000,000

         Total Outstanding(2):                           121,946,280           79,946,280          65,946,280

         Percent Outstanding(3):                                57.4%                35.0%               21.2%


(1) Represents the number of shares of common stock to be issued to Cornell Capital Partner, LP under each price scenario.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partner, LP.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

In addition to showing the inverse relationship, the above table also shows that the issuance of shares under the Equity Line of Credit may result in a change of control. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Y3K by electing its or their own directors.

Y3K is registering a total of 50,000,000 shares of common stock for the sale under the Equity Line of Credit. Even the issuance of this number of shares under the Equity Line of Credit may result in a change of control. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume some level of control of Y3K by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the Equity Line of Credit to the same purchaser.

Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

We expect to incur expenses of approximately $15,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance. In connection with the Equity Line of Credit, Y3K also paid Cornell Capital Partners a one-time Commitment fee of 3,111,112 shares of common stock. In addition, we issued 111,111 shares of common stock to Westrock Advisors, Inc., a registered broker-dealer, as a placement agent fee. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Equity Line of Credit at the market price. This prospectus primarily relates to the shares of common stock to be issued to Cornell Capital Partners, L.P. under the Equity Line of Credit. Cornell Capital Partners, L.P. cannot transfer its interest in the Equity Line of Credit to any other person.

The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission.

We may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which Cornell Capital Partners, L.P. has made advances totaling $7.0 million or (ii) two years after the effective date of the accompanying registration statement.

                              PLAN OF DISTRIBUTION

The selling stockholder has advised us that the sale or distribution of Y3K's common stock owned by the selling stockholder may be effected directly to purchasers by the selling stockholder or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Y3K's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Y3K's shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of Y3K's common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. Cornell Capital Partners, L.P. will pay our Company 100% of the lowest closing bid price of Y3K's common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 6 days immediately following the advance date. On each Advance Date, we shall pay to Cornell Capital Partners, L.P., and 6% of each Advance as an underwriting discount. In addition, we have issued to Cornell Capital Partners, L.P. a total of 3,111,112 shares of our common stock as a commitment fee.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling stockholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $15,000, a commitment fee of 3,111,112 shares of our common stock, a placement fee of 111,111 shares of our common stock and a 6% underwriter's discount of the gross proceeds received under the Equity Line of Credit. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

The selling stockholder should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of Y3K while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from Y3K under the Equity Line of Credit. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

Plan of Operation

During the fiscal year ended June 30, 2002, we attempted to raise the necessary funds to conduct our business plan, namely exploring our Zeb Au property located near Zeballos, British Columbia on the West Coast of Vancouver Island. Because we were unsuccessful in securing the required financing, we abandoned our business plan and began investigating potential acquisition opportunities. This led to our announcement on August 21, 2001 that we had entered into an agreement to acquire all of the issued and outstanding securities of Y3K, Inc. This acquisition was completed on March 22, 2002.

Our plan of operations for the next twelve months is to complete the following objectives within the time period specified, subject to our obtaining additional financing for the continued development of Y3K, Inc.'s business:

|X| We plan to undertake an advertising, marketing, and sales campaign to market the bundled services of FOX communication for which the Company has signed a Joint Operations Agreement effective September 10, 2003. The monthly minimum is $50,000 and we anticipate that we will be out of pocket for up to 5 months before we realize cash flow from our efforts. Once sales are sufficient from the bundled services, YTHK will not be required to use its own funds for marketing. Our anticipated out of pocket for these expenses will be approximately $250,000.

|X| We plan to purchase and lease additional equipment for our business at an approximate cost of $50,000

|X| With adequate funding, we anticipate our monthly operating costs will be approximately $150,000 per month in order to achieve our planned operations compared to a minimum of $50,000 per month just to sustain minimum operations.

|X| We anticipate accomplishing the purchase of the Karunga technology for which we have continued to advance joint development costs, as well as a $50,000 advance toward the acquisition of the technology. The funds being advanced are for the continued co-development of the current version of the ICS. We currently have a license agreement with Karunga that will expire on December 31, 2003. We have also extended the original technology purchase agreement that originally expired in March 2003 through December 31, 2003 to allow both companies to complete the intended acquisition of the ICS technology. There is no guarantee that we will conclude our agreement with Karunga but do expect that we will receive additional extensions of the license agreement as we continue to deal in good faith toward the acquisition of the technology.

Currently there are three people from Karunga who are working with YTHK for the continued development of its product and business adaptation. Their names and specific functions are as follows:

         Shane Smith provides YTHK services as follows:

         1.       He works as a consultant in business development

         2.       He  consults  on  going  to  market  strategies

         3.       He heads a transition team that advises Y3K

Cedric Griss provides YTHK services as follows:

         1.       He works as a consultant in Technology

         2.       He supports the ICS product

         3.       He works in developing future versions of the ICS

         4.       He assists in other IT projects and development

Zhiling Qui provides YTHK services as follows:

         1.       He works as a consultant in Technology

         2.       He supports the ICS product

         3.       He works in developing future versions of the ICS

In an effort to accommodate Karunga, and protect our current interest as the licensee of the ICS software, we advanced $50,000 to a non-related party to which Karunga has a substantial liability for a residual payment due for certain core technology of its ICS system. We advanced the $50,000 in order to keep the technology from being seized by said party. In addition to the cash payment we also agreed to act as guarantor on a note Karunga previously issue to the non related party. Since we view Karunga's ICS system as a core element of our Fusion - Pak suite of networking computer related services, the advance and note guarantee were deemed necessary and appropriate by our management. The principal amount of the note we guaranteed is $400,000 and the note requires monthly payments. Karunga is in default on the note at June 30, 2003, and it is unlikely that Karunga will be able to cure that default in the near future. However, the lienholder has indicated a willingness to wait for a reasonable period of time to allow us to obtain a cash infusion in order to make additional payment under the note. The beneficiary of the note has made no demand to the Company for payment.

On August 15, 2002 we entered into the Equity Line of Credit Agreement with Cornell Capital, Inc., ("Cornell") which provides the opportunity for us to obtain up to $7,000,000 in equity financing through August 15, 2004. In order to have access to the funds available under the equity line of credit we were required to register the shares that we sell to Cornell so that it can resell those shares without restriction. The shares offered by this Prospectus are the shares we registered on behalf of Cornell. We believe the 30,000,000 Shares being offered will be sufficient for us to obtain the entire $7,000,000 in financing made available to us under the Equity Line of Credit Agreement.

The amount of financing available to us under the Equity Line of Credit will be determined in part by our share price in the public securities markets. We can obtain up to $300,000 in equity financing in any month by providing notice to Cornell of our intention to take an advance under the equity line of credit. We set the price for the shares that we are required to issue to Cornell to obtain the amount of the advance requested. However, if the closing price for our shares falls below the price we set in the notice in any of the five trading days following our issuance of the notice, then we are required to reduce the amount of the requested draw on a pro rata basis. Upon receipt of the shares, Cornell is required to provide us with the amount of funding requested, less a discount to Cornell of 6%. This discount will be reflected as a reduction in the paid in capital for sales in excess of the par value of the stock. The shares we issue to Cornell will not be restricted and, subject to a restriction in the Equity Line of Credit Agreement that it must sell the shares in an orderly fashion, Cornell may immediately begin to sell some or all of the purchased shares into the marketplace. There is no requirement by the Company to repurchase any of its common shares, either in the marketplace or repurchase back from Cornell. So long as we continue to meet certain conditions under the Equity Line of Credit Agreement we may periodically draw down on the line of credit for the next 24 months, or until we have taken the maximum of $7,000,000 that is available to us under the Equity Line of Credit Agreement. The values of services to be rendered by Cornell were based on the stock bid price on the date of the contract times the number of shares issued to Cornell. The price used in this calculation was $.10 per share.

Y3K intends to use this type of financing sparingly since credit line draws will increase the number of our issued and outstanding shares, therefore is likely to have a dilutive effect on our existing shareholders. Further, until the trading price for our common stock is higher, taking an advance under the Equity Line of Credit will require the issuance of a substantial number of shares to obtain even a minimal amount of funding under the Equity Line of Credit. We will continue to focus our efforts towards increasing sales and revenues, which will reduce our need for additional capital as well as increase the intrinsic value of our stock which we hope will also cause an increase in the price for our stock in the forthcoming months.

Until the Cornell Capital funds are available, we anticipate that in order to obtain the funds necessary to fund our operations, we will need to rely on short-term loans from existing shareholders and proceeds generated from sale of shares of our common stock to existing shareholders and to other persons in private transactions. Any sale of shares is likely to be at a discount due to the restricted nature of the shares that will be issued. In addition, we are actively pursuing alternative sources of financing from investment banking, venture capital and other similar types of organizations. At the present our Agreement with Cornell Capital is the only such agreement available at this time.

We anticipate that a minimum of $500,000 will be required to sustain existing operations for the next 12 months from the balance sheet date, said amounts going to items such as, marketing funds for the Joint Operating Agreement with FOX Communications, rent, consulting fees to officers and consultants, clerical help, utilities, travel, audit fees and SEC compliance requirements.

With additional revenues, we plan to retain staffing levels sufficient to achieve our goals. This additional staffing may include full-time and part-time employees, and consultants. Without sufficient revenues, we will continue limiting our employees to our president, vice-president/secretary, Treasurer and receptionist.

Completion of our plan of operation is subject to obtaining adequate financing. However, we cannot assure investors that adequate financing will be obtained. In the absence of our projected revenues, we may be unable to proceed with our plan of operation. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we will require financing to potentially achieve our goal of profit, revenue and growth. Management believes that the sources of potential funds needed to maintain current operations will be available to us during the year from the sources identified above, and that this amount of funding is expected to e sufficient to fund our operations for the next year.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of the our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business.

Results of Operations

In the fiscal year ended June 30, 2002, we allowed our interest in the Zeb Au mineral claims to lapse without either conducting the required assessment work or paying cash in lieu. On August 21, 2001, we entered into an agreement to acquire a 100% interest in Y3K, Inc., a private Washington State corporation that owns FusionPak, a suite of enterprise business software designed for small to medium size business, the telecommunications, banking and government sectors.

Effective March 22, 2002, Y3K Secure Enterprise Software, Inc. acquired 100% of the issued and outstanding shares of Y3K, Inc. by issuing 13,100,000 common shares. Under this purchase method of accounting, the results of operations of Y3K Secure Enterprise Software, Inc. are included in these consolidated financial statements from March 22, 2002, and the operations from Y3K, Inc., are included from July 1, 2001 through June 30, 2003.

In the fiscal year ended June 30, 2003 we incurred a net loss of $787,150 as compared to a loss of $508,695 for the year ended June 30, 2002. The increase from 2002 to 2003 was substantially the result of expensing the cost of issuing 1,666,667 shares of our common stock for consulting services for the agreement entered into with Cornell Capital. This transaction was expensed at the fair value of $166,667 based on our stock price at the time of the contract date. Only minimum necessary obligations, as well as minimal draws, are being paid out as funds are received from equity funds and short terms loans from shareholders.

Since incorporation, we have funded our operations through private equity financings. As at June 30, 2003, our assets were recorded at $5,422 of which $653 was cash and $4,769 was the net book value of furniture and fixtures. Our liabilities totaled $1,303,068, consisting of a bank loan of $155,666 based on the default value, $121,565 in defaulted equipment lease obligations, $239,475 for prior location office lease obligations, $100,000 as a termination settlement for an ex-employee, loans from shareholders of $328,500 and $357,862 in operating liabilities.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.

New Accounting Pronouncements

In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the provisions of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145 related to classification of debt extinguishments were effective for fiscal years beginning after May 15, 2002. We do not believe the adoption of this standard will have a material impact on our financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.

                             DESCRIPTION OF BUSINESS
Organization

Y3K was  organized  as a  Nevada  corporation  on  March  14,  1999  to  conduct exploration on the Zeb Au mineral claims located near Zeballos, British Columbia. Because we were unsuccessful in securing the required financing, we abandoned our business plan and began investigating potential acquisition opportunities in other business sectors. This resulted in our acquisition of a 100% interest in Y3K, Inc., a Washington state company that holds the rights to FusionPak(TM), a suite of enterprise business software designed for the telecommunications, banking and government sectors. We completed this acquisition on March 22, 2002.

Our executive offices are located at 108 West Stewart Avenue, Puyallup, Washington, 98371. Our telephone number is 253-284-2935.

Business of the Company -- General

We market and distribute a suite of enterprise business software designed for the telecommunications, banking and government sectors. Our wholly owned subsidiary, Y3K, Inc., a Washington state company owns FusionPak, which is a suite of 4 integrated software modules.

Market

In The Intelligent SMB: Opportunity Knocks Article from Intelligent Enterprise July 18, 2003, author David Stodder claims, as a small business becomes medium-sized and then large and public, growing pains make it harder to maintain singular focus. Fortunately, thanks to a combination of market forces and technology advances, small to medium-sized businesses (SMBs) have a golden opportunity. Strategic business applications, heretofore available only to the largest corporations, are heading down to price and usability levels attractive to many SMBs.

And this time, it's real. Especially with the corporate IT spending remaining flat, strategic business application providers are serious about pleasing SMBs. IDC says that SMBs - generally companies reporting over $500 million or less in revenue, although some researchers define the sector up to $1 billion - will account for 54 percent of IT spending in 2003. Most analysts put the value of this market sector at over $300 billion.

"SMB is a land of extremes," says David Kellogg, senior group vice president of World Wide Marketing at Business Objects. "We generally find either big companies running packages meant for really small ones, or companies trying to run with some creaky application that a long-gone consultant wrote five years ago." Kellogg continues: "You also find more empowered people who aren't under the `wet blanket' of large corporate bureaucracy. That makes SMBs exciting."

Products

FusionPak 3.0 - Enterprise Business Suite

FusionPak 3.0 is composed of integrated software modules that allow for instant communication, content management, electronic commerce and collaboration. The software allows Internet and traditional businesses to communicate and to keep track of large amounts of data that a user may input from time to time using a personal computer. In addition, FusionPak software allows Internet businesses to update information contained on their websites by inputting information into fields contained in the software. For example, an Internet company with a website catalogue of its products may use FusionPak software to quickly update prices or change product descriptions by simply typing the proposed text modifications. When saved by the user, these modifications are automatically made to the business's website.

Based on Macromedia's widely supported ColdFusion(TM) platform, FusionPak can run on all major operating systems including Windows NT, UNIX, LINUX and Sun Solaris. FusionPak also supports leading industry-standard database servers such as Microsoft SQL Server, Informix and Oracle. We have no agreements with Macromedia. The ColdFusion platform is similar to Windows. In order to run a program under windows, you do not have to have a license agreement, the same is true with Macromedia, and they simply have a platform that allows others to develop programs to run under their platform.

One of the advantages of FusionPak software is that it allows customers to update old databases they may have created in older computer languages. FusionPak software translates and updates such information and then allows the user to modify or add to this data.

FusionPak also allows businesses to quickly create and customize their own websites for showcasing their products and services. An integral element of FusionPak is the ability to easily administer the system with little technical experience.

The FusionPak Enterprise Business Suite includes the following below listed content: (Note: The Company does not have any patents, copyrights, service marks, trademarks or trade secrets associated with the following modules, except as noted):

FusionPak Instant Communication System

The Y3K Instant Communication System (ICS) is primarily a business communication tool that provides fast, intuitive, secure web-based communications. The system is designed for small businesses to large enterprise, worldwide, web-based communications. It provides completely secure communications within the business enterprise itself, and allows for communication between the business entity and its customers. This business-to-customer and/or business-to-business vehicle provides an easy-to-use format for ongoing, frequent communication. The system facilitates real-time, strategic, customer sales follow-up and customer service communications. ICS can navigate multiple firewalls. It also delivers text-based real-time conversation, simplified document transfer and delivery, and web page content automatically to the recipient's computer desktop.

While designed primarily to meet business communication needs and organized in the way real businesses actually work, the ICS system is ideally suited to provide communications in any virtual community setting, from a single business unit, to special industry groups, sales organizations, political organizing
groups  and  campaigns,  to  schools  and  universities.   Karunga  Technologies
Corporation developed ICS and they have obtained a state of Utah regulation Trademark. FusionPak MarketPortal

MarketPortal is a technology package that allows businesses to quickly create and customize their own products and services for traditional and e-Business applications. An integral element of MarketPortal is the ability for the licensee to easily administer the input and management features of the system, including look and feel.

The broad-based application of MarketPortal makes it a valuable tool for conducting business anywhere in the supply chain, showcasing merchandise for offline and online merchants and manufacturers, or managing many other types of data. Fusion Pak's flexible administration interface and fully threaded database scripting engine allows the administrator total flexibility and control for inputting and managing any type of online or offline catalogue, products, or services.

FusionPak CommerceManager

CommerceManager is a powerful tool-set of Internet and wireless Internet applications that enables web developers and graphic designers to rapidly construct highly secure and scaleable commerce websites. More than just a development tool, CommerceManager enables the non-technical business manager to manage products, product descriptions, images, inventory, pricing, shipping and more through a hosted easy-to-use, web-based administration system. Designers may use CommerceManager as a toolbox to incorporate Internet commerce features into a website such as automated and fully-customizable storefront setup, product management tools, order management tools, shipping and tracking support powerful reporting, and marketing management tools.
FusionPak Automated Tracking Program

This software creates an "affiliate network", where the "provider" matches up "merchants" with "affiliates". The affiliates direct business to merchants in return for a commission from resulting sales or leads. Also, the provider typically charges a fee to the merchants for administering this network and/or for providing additional services. The licensed program is designed to track and report activity throughout an affiliate network.

Our primary revenue model consists of a global value added reseller network where our products are distributed as packages with telecommunication and financial services. We currently license FusionPak as follows:

         o Enterprise Server Licenses -Average sale: $85,000 per module / $255,000 for the entire software package

         o        Per Use Licenses - $10,000 per store module,

         o        Individual ICS - Average individual sale $2,000

A master resellers license allows a company to resell our products for a commission and also to sign up more resellers underneath them as selling agents.

An enterprise server license allows a company to use the software package they purchase.

All of our products, MarketPortal, CommerceManager, AffiliateTracker, and Y3K ICS, are fully developed, operational and available for purchase.

We entered into two agreements with Karunga Technologies Corporation ("Karunga"): a Software Development Agreement and a Software License/Joint
Marketing Agreement. Karunga is the developer of the Y3K ICS, a high speed, efficient, peer to peer web based communication platform. The agreements confirm a non-exclusive licensing agreement for two years with provisions to structure an acquisition of the technology. Both Companies have agreed to extend the license date to December 31, 2003 and will continue to negotiate in good faith to complete the technology acquisition by December 31, 2003.

Y3K, Inc. has entered into two agreements with Market Matrix, Inc., the developer of Commerce Manager: a Strategic Alliance Agreement and a Licensing Agreement. We were unable to complete the acquisition under its terms and conditions, however, we have rights in perpetuity in a non-exclusive agreement to license and brand the Commerce Manager software. Market Matrix is a software development company that has created Internet commerce software. Further, we entered into an Asset Purchase Agreement to acquire Market Matrix, Inc. and that Agreement was also cancelled due to non-compliance by YTHK with the terms and conditions.

Competition

     MarketPortal -

The market for tools with which to manage data is somewhat less defined than the instant messaging market, but no less real. Corporate survival today often depends on having a database infrastructure that effectively allows for optimum use of data. To prosper, e-commerce companies must convert this basic business need into processes that are sufficiently automated to allow maximum efficiency.

Given the high cost of skilled IT workers and cost pressures throughout every industry, tools such as MarketPortal that provide this combination of effectiveness and efficiency are in demand. MarketPortal helps to minimize staffing and maximize systems self-management, and therefore, will prevail in the marketplace.

Some of the key competitive factors for success in this market segment are:

         o        Value - Performance  capabilities  at the right price

         o        Ease of integration with existing  infrastructure  systems

         o        Customization  through  additional modules

         o        Ease  of  use  and   maintenance

         o        Scalability to manage foreseeable growth

Although competition is fierce in virtually every market segment today, MarketPortal fits the needs of a large number of companies who need to upgrade from desktop applications or other smaller programs to a more customizable and scalable system.

Portal Products:

         1)       Oracle 9iAS Portal - $100,000

         2)       BowStreet - Business Web Portal Solutions - starts at $300,000

         3)       Castell Frameworks(TM)

         4)       Gauss - VIP Portal Manager

         5)       IBM - WebSphere Portal Server $272,000

         6)       BEA - WebLogic Portal

     CommerceManager -

Commerce Servers - Crowded Space:

Current Analysis  estimated that over 100 companies  provide  commerce  servers.
However, nearly all of these companies are loyal to a non-ColdFusion(TM) application server. The majority of companies that offer an application server also offer a commerce server. Largely, these companies are attempting to offer application servers, packaged applications, and visual tools. Bundled together, the majority of solutions cost well-over $500,000. These prices are too high for the medium sized businesses. Furthermore, the solutions provided are too labor intensive for any other than Fortune 100 companies to maintain.

         o        Blue Martini Customer Interaction System

         o        BroadVision Retail Commerce Suite

         o        IBM Websphere Commerce Suite

         o        iPlanet Commerce Application Suite

         o        Microsoft Commerce Server 2000

         o        Oracle Procure-to-Pay - $235,000


                                  [PIE CHART]

Y3K ICS

Competition in the consumer instant messaging market is fierce. Dominated by large players such as Yahoo, AOL, and Microsoft, the consumer market is not our focus. However, the competition in the consumer market clearly demonstrates the acceptance of and need for this type of communication vehicle - for both the consumer market and other markets as well.

We are taking advantage of this market demand by pursuing specific niches that do not lend themselves to today's large consumer-based systems. According to ZDNet on November 29, 2000, "Yahoo is the first of the major consumer IM companies to talk publicly about developing a separate corporate client. Currently, corporate IM use is mainly limited to ad hoc groups of users who have downloaded one of the consumer clients."

Y3K ICS provides specific advantages that these large systems do not, for example, private-labelling or co-branding and enhanced security. This makes marketability of a competitive product such as ICS viable, particularly when the provider is partnered with a significant development team. Market niches that will be the primary focus of our efforts include:

         o Educational institutions, specifically primary and secondary schools.

         o Corporate Intranets that need enhanced security to keep communication within the company's firewalls.

         o Private-labelled Internet applications, such as customer relations interfaces between businesses and their clients, affinity groups such as airline and rental car companies, or catalogue sales operations.

         o Private-labelled IM applications for large, mid and small Internet service providers and search engines. With over 10,000 ISPs and search engines, this market provides an enormous global opportunity.

IM Competition for ICS:
----------------------

         1.       Jabber IM

         2.       Lotus Sametime

         3.       Microsoft Office XP

         4.       Bantu Messenger

         5.       Ikimbo Omniprise(TM)

         6.       Secure Network Move It DMZ

         7.       Tumbleweed Communication MMS Secure Redirect Software

         8.       WiredRed Software e/POP IM

         9.       Secure Shuttle Secure Shuttle Transport/Encryption Messenger

         10. Sun Microsystems Inc. Sun(TM) ONE Instant Messaging 6.0 (Formally NetLert IM)

         11.      Sigaba Secure Insatnt Messaging and Email

         12.      Invision IMSafe

A. AffiliateTracker -

Affiliate Program Competition for AffiliateTracker:

         1.       Linkshare

         2.       Microsoft bCentral

         3.       My Affiliate Program 8.0

         4.       AffiliateShop.Com

         5.       The Internet Marketing Center - AssocTRAK 2.5

         6.       ReferralSoftware.com

Employees

We currently have four full-time employees. Our president, Mr. King Cole, our Treasurer, Mr. Leon Caldwell, and our VP/secretary, Mr. James Stephens, provide their services on a full-time basis. We also have a full time receptionist. Our other directors provide their services to us on a part-time basis. We entered into agreements as of July 1, 2002 with Mr. Cole, Mr. Stephens and Mr. Caldwell that provided for monthly remuneration during the year ended June 30, 2003 at $4,000 per month, to be paid as funds were available, and accruing any unpaid amounts. We were only able to pay a portion of those amounts pertaining to the current fiscal year ended June 30, 2003, as follows: $18,900 to Mr. Cole, $24,460 to Mr. Stephens and $13,000 to Mr. Caldwell. We have accrued unpaid wages of $66,340 for all there of these officers. We have no agreement with our directors regarding compensation for their services and do not pay any compensation for serving as a director.

Government Regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, which could have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

         o        Sales and other taxes;

         o        User privacy;

         o        Pricing controls;

         o        Characteristics and quality of products and services;

         o        Consumer protection;

         o        Cross-border commerce;

         o        Libel and defamation;

         o        Copyright, trademark and patent infringement; and

         o Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our products and services offered on our web site in accordance with our business plans.

We may have to qualify to do business in other jurisdictions. If we make sales of our products or services, we anticipate that sales and our customers will be in multiple states and foreign countries. As our customers may reside in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

Legal Proceedings

We are the plaintiff in a lawsuit filed in Pierce County, Washington, Superior Court. In this litigation we are asserting claims against a corporation and one of its apparent principals related to their alleged breach of contract to provide debt financing to the Company. In addition, the Company is seeking compensation for the damages it suffered as the result of the defendants' attempts to dispose of shares of the Company's common stock that had been pledged to secure the promised, but undelivered financing. The Company is not a party to any other pending legal proceeding. Management is not aware of any threatened litigation, claims or assessments.

Market Information

Our shares of common stock trade have traded on the NASD OTC Bulletin Board since May 19, 2000. The OTC Bulletin Board is a network of security dealers who buy and sell stock. A computer network that provides information on current "bids" and "asks", as well as volume information, connects the dealers. The following table sets forth the high and low closing prices of our common shares traded on the OTC Bulletin Board:

     Period                                             High            Low
     ------                                             ----            ---

     July 1, 2000 to September 30, 2000                 $1.063          $0.563
     October 1, 2000 to December 31, 2000               $1.031          $0.625
     January 1, 2001 to March 31, 2001                  $0.563          $0.13
     April 1, 2001 to June 30, 2001                     $0.20           $0.07
     July 1, 2001 to September 30, 2001                 $0.85           $0.40
     October 1, 2001 to December 31, 2001               $0.84           $0.25
     January 1, 2002 to March 31, 2002                  $0.47           $0.06
     April 1, 2002 to June 30, 2002                     $0.30           $0.07
     July 1, 2002 to September 30, 2002                 $0.14           $0.05
     October 1, 2002 to December 31, 2002               $0.07           $0.02
     January 1, 2003 to March 31, 2003                  $0.04           $0.02
     April 1, 2003 to June 30, 2003                     $0.06           $0.01

The above quotations are taken from information provided by Canada Stockwatch and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

We have 207 shareholders of record.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

         1. we would not be able to pay our debts as they become due in the usual course of business; or

         2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                   MANAGEMENT

Officers and Directors

The following table sets forth the names and ages of the members of our Board of Directors, executive officers, and the position held by each:

Name                      Age   Position with Registrant         Served as a
                                                                 Director or
                                                                 Officer Since


King Cole                 51    President                        March 22, 2002
James Stephens            38    VP/secretary and director        March 22, 2002
Leon M. Caldwell          54    Treasurer                        March 22, 2002
Shannon Smith             33    Director                         March 22, 2002
David Cannon              47    Director                      September 7, 2003

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

KING COLE, our President, age 51, joined Y3K in March 2000 and is responsible for overseeing all day-to-day operations, administration and human resources. Mr. Cole has earned a Bachelor of Science degree in biological science from Gonzaga University and a Masters of Biological Sciences from Washington State University. Since 1998 Mr. Cole has owned his own business consulting firm specializing in business management. From 1991 to 1998 he was a regional manager for Jillian's, a national entertainment and hospitality chain. From 1998 to 2000 Mr. Cole owned and operated a business consulting sole proprietorship. He was a consultant for the City of Tacoma, WA, as well as other clients. Mr. Cole has managed large staffs and has held the position of general manager with several large businesses including Seattle's Schwartz Brothers restaurants.

JAMES STEPHENS, our VP/secretary and a director, 38, a co-founder of Y3K, is responsible for Y3K's management and support of all account executives and value added resellers, sales and sales assistance and new product development. Prior to his involvement with Y3K, Mr. Stephens was employed as a digital controls specialist for The Boeing Company for 16 years. His duties included customer support, engineering, installation, maintenance and troubleshooting. Mr. Stephens majored in Industrial Systems Engineering at the Universal Technical Institute in Phoenix, Arizona.

LEON M. CALDWELL, our treasurer, 54, has extensive experience as a financial executive commencing with Arthur Anderson & Co. from 1970 to 1973, served as the assistant to the Treasurer at Daylin Inc. from 1973 to 1976, acted as a financial consultant from 1977 to 1985, became the Chief Financial Officer for Southern California Consultants, Inc.; from 1985 to 1991, served as Vice-President of Consulting Services, Inc., from 1991 to 1999 and acted as Vice-President and Chief Financial Officer for Peck/Jones Construction Corp., a general contractor, from 1999 to 2002. Mr. Caldwell received his Bachelor degree in Business Administration from the University of California at Long Beach.

SHANNON JAMES SMITH, director, age 32, has acted as the chairman of the board of directors of Y3K since July 2001. He is responsible for Y3K's overall business strategy, short and long term financial goals, corporate alliances and partnerships and talent recruitment. From 1996 until he accepted a position with Y3K, Mr. Smith founded, developed and acted as chief executive officer of Market Matrix, Inc., a private company involved in the development and marketing of software which permits Internet servers to store customer data and perform secure transactions. Mr. Smith currently serves as the chairman of the Seattle ColdFusion User Group, which he founded in 1998.

Mr. Smith earned a Masters in Business Administration in innovation, strategy and information technology from the Theseus Institute in France in 1995 and completed his bachelor of arts in business administration with a concentration in information systems and international business from the University of Washington in 1994.

DAVID CANNON, director, age 47, has over 14 years of experience in developing new transportation-based initiatives, with expertise in identifying and conceptualizing new viable projects that fulfill specific needs. As founder of East Asia Company, he helped pioneer air and rail business travel in the Russian Far East("RFE") in 1989, specializing in the licensing of Soviet flight crews, pilots and aircraft leading to Alaska Airline's entry into the RFE market. From 1992 to 1998 he continued his work in RFE developing joint ventures in timber and fish processing plants for exports to Asian markets. In 1999 as senior vice-president of Rich Shipping USA, he helped create and manage the freight-forwarding arm of China Shipping as it entered the US market. Rich Shipping USA was ranked second in volume in the US for imports by early 2000 with sales of $27 million in its first year of operations. Mr Cannon is founder and CEO of Columbia Rail intermodal Systems, a short haul rail service connecting central Washington cargoes to the ports of Seattle and Tacoma under a partnership with the Burlington Northern Santa Fe Railways.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended June 30, 2003.

                          Annual Compensation                         Long Term Compensation
                          -------------------                         ----------------------                    All Other
                                                                                                                Compensation
                                                   Other Annual       Restricted Stock Options/   LTIP          Paid (Draws)
Name (1)       Title      Year     Salary   Bonus  Compensation       Awarded          SARs (#)   payouts ($)   (2)
--------       -----      ----     ------   -----  ------------       -------          --------   -----------   -------------
King Cole      President  2003     $0       0      0                  0                           0             $18,900
James Stephens VP/        2003     $0       0      0                  0                           0             $24,460
               Secretary
               and
               Director
Shannon  Smith Director   2003     $0       0      0                                   600,000                  $     0
(1)
Leon Caldwell  Treasurer  2003     $0       0      0                  0                           0             $13,000

(1) Fully vested options were granted to Mr. Smith in November 2002 with the right to exercise within 5 years at $.04 per share.

(2) Compensation is the amounts paid as consulting fees and are not treated as salaries. Draws are made on a cash available basis and treated as 1099 compensation at year-end to each person named here.

Effective July 1, 2002, each of the above officers agreed to monthly remuneration of $4,000 per month, with the caveat that any unpaid wages would accumulate and become a liability until paid. The table indicates the amounts actually paid to each officer with the balance of unpaid wages accumulated as a payable to each officer. We have no agreement with our directors regarding compensation and we do not pay our directors any compensation for serving as directors.


Aggregate option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                  Number of Securities
                                                                 Underlying Unexercised       Value of Unexercised
                           Shares                                     Options/SARs at            In-the-Money
                           Acquired                                FY End June 30, 2003      Options/SARs at FY - End
Name                       On Exercise  Value Realized           Exercisable/Unexercisable         June 30, 2003
-----                      -----------  --------------           -------------------------         -------------
King Cole                  None         None                             1,361,111                   $40,697
James Stephens             None         None                             1,069,444                   $31,976
Leon Caldwell              None         None                               486,111                   $14,535

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we received, we believe that during the fiscal year ended June 30, 2003 all such filing requirements applicable to our officers and directors were complied with exception that reports were filed late by the following persons:

                                       Number     Transactions   Known Failures
                                      Of  late     Not Timely     To File a
Name and principal position            Reports     Reported      Required Form
-------------------------------      ----------- --------------- --------------
King Cole                                1              1             1
(President and director)
James Stephens                           1              1             1
(VP/Secretary and director)
Stanley Stone                            1              1             1
(Director)
Shannon James Smith                      1              1             1
(Director)
Leon Caldwell                            1              1             1
(Treasurer)

Incentive Stock Options

The Company has an incentive stock option plan, which includes substantially all employees. A total of 8,046,514 shares of common stock are available for exercise and of these options 6,713,180 common shares are fully vested. At December 31, 2003 all common share options will be fully vested. Under the plan, non-statutory stock options and stock purchase rights may be granted to service providers, granted to those who have loaned the Company money as an additional incentive, or to accredited investors who purchased shares directly from the Company, however, incentive stock options are generally granted to employees. The term of each option will be for no more than ten years from the date of the grant unless an optionee owns stock representing more than 10% of the voting power of our company, in which case the term will be for five years from the date of the grant. The exercise price shall be determined by the administrator of the plan, but in no case shall it be less than fair market value.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of common stock at October 1, 2003 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) by all of our directors and executive officers as a group. The business address of each of the following persons is 108 West Stewart Avenue, Puyallup, Washington, 98371, unless otherwise indicated. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as indicated in related footnotes.

                     Name and Address          Amount and Nature          Percent
Title of Class       of Beneficial Owner       of Beneficial Owner        of Class
--------------       -------------------       -------------------        --------
Common               Mr. Jeffrey Haberman (1)       3,065,972               5.55%


Common               Daniel L. Allison              3,586,000               6.49%
                     17414 38th Avenue CT. E
                     Tacoma, WA 98446

Common               Stanley Stone                  3,777,778               6.84%

Common               James Stephens                 3,694,444               6.69%

Common               King Cole                      3,636,111               6.58%

Common               Shannon Smith                     None                 0.00%

Common               David Cannon (2)                 250,000               neg.

Common               Leon M. Caldwell (2)           1,086,667               1.97%
                                                   -----------              -----

     DIRECTORS AND OFFICERS AS A GROUP              8,667,222              15.69%
                                                   ==========              =====

         (1) Mr. Haberman personally owns 1,354,167 common shares. Timothy Neuman retains the voting rights for the 1,354,167 common shares until 2008. In addition, Mr. Haberman has a vested interest in the JANT family trust which owns 3,423,611 common shares. The JANT family trust also has vested options of 555,555 common shares. Of the common shares owned and options vested by the JANT family trust, Mr. Haberman will receive an additional beneficial ownership of 1,711,805 common shares, for a total beneficial number of shares owned of 3,065,972. Mr. Haberman does not have the right to exercise any of the JANT family trust options without the consent of all the trust's trustees.

         (2) Mr. Caldwell has no direct ownership of common shares, however, his wife and children through a family limited partnership own 1,811,111 common shares which includes vested options for 347,222 common shares. Mr. Caldwell's wife has 100% ownership of the sole general partner of the family limited partnership that in turn owns 60% of the total owned shares as her sole and separate property. This gives Mr. Caldwell, through his wife's ownership, a beneficial interest of 1,086,667 common shares, including vested options. The beneficial interest to the children of the family limited partnership is 724,444 common shares, including vested options.

         (3)  This  amount   represents   vested  options  which  are  presently
excerisable.

The percent of class is based on 55,228,562 shares of common stock issued and outstanding as of September 23, 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of our directors or officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The Company is authorized to issue 200,000,000 shares of Common Stock $0.001par value, of which 55,228,562 shares were issued and outstanding at September 23, 2003. The securities being offered hereby are common stock, with one vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes. Shareholders have no preemptive rights and have no liability for further calls or assessments on their shares. The shares of common stock are not subject to repurchase by Y3K or conversion into any other security. All outstanding shares of common stock are, and those issued pursuant to the Equity Line of Credit will be fully paid and non assessable.

         Shareholders are entitled to receive such dividends as may be declared by the Board of Directors of the Y3K out of funds legally available therefore and, upon the liquidation, dissolution or winding up of Y3K, are entitled to share ratably in all net assets available for distribution to such holders after satisfaction of all of our obligations, including stock preferences. It is not anticipated that we will pay any dividends in the foreseeable future since we intend to follow the policy of retaining its earnings to finance the growth of its business. Future dividend policies will depend upon the Y3K's earnings, financial needs and other pertinent factors.

Preferred Stock

         Y3K is authorized to issue 100,000,000 shares of Preferred Stock, $0.001 par value. The preferred stock may be issued in different series. All rights and preferences of any series of preferred stock are to be set by the Board of Directors upon issue.

         The issuance of preferred stock may have the effect of delaying or preventing a change in control of Y3K. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. As of the date of this prospectus, no shares of preferred stock will be outstanding and we currently have no plans to issue any shares of preferred stock.

Transfer Agent

The transfer agent for Y3K common stock is Nevada Agency and Trust Company. Its address is 50 W. Liberty St., Ste. 880, Reno, NV 89501 and its telephone number is (775) 322-0626.

Reports to Shareholders

         We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of the Y3K's Company's audited financial statements for its most recent fiscal year.

                                  LEGAL MATTERS

         The validity of the shares offered herein will be opined on for us by the Law Offices of Jack G. Orr, P.S. of Tacoma, Washington, which has acted as our outside legal counsel in relation to certain, restricted tasks.

                                     EXPERTS

         The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended June 30, 2003 and June 30, 2002 have been audited by Morgan & Company, Chartered Accountants. The reports of Morgan & Company are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Morgan & Company contained elsewhere in this prospectus contain an explanatory paragraph regarding its ability to continue as a going concern.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934 (the ("Exchange Act"). At the time of the effectiveness of the registration statement we will become a "reporting company" and required to file reports pursuant to the provisions of the Exchange Act. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to E/S Corporation and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Y3K which filed electronically with the Commission at the following Internet address: (http:www.sec.gov).

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                             JUNE 30, 2003 AND 2002

                          INDEPENDENT AUDITORS' REPORT




To the Shareholders and Directors
Y3K Secure Enterprise Software, Inc.
(A Development Stage Company)


We have audited the consolidated balance sheets of Y3K Secure Enterprise Software, Inc. (a development stage company) as at June 30, 2003 and 2002, and the consolidated statements of operations, cash flows, and changes in stockholders' equity (deficiency) for the years then ended, and for the cumulative period from March 19, 1999 (date of inception) to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2003 and 2002, and the results of its operations and cash flows for the years then ended, and for the cumulative period from March 19, 1999 (date of inception) to June 30, 2003, in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                                         "Morgan & Company"

September 24, 2003                                      Chartered Accountants

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS



----------------------------------------------------------------------------------------------
                                                                         JUNE 30
                                                               2003                 2002
----------------------------------------------------------------------------------------------
ASSETS
Current
     Cash                                                $             653     $       10,722
                                                         -------------------------------------

Property And Equipment
     Computer equipment                                             15,251             15,251
     Office furniture and fixtures                                   5,432              5,432
                                                         -------------------------------------
                                                                    20,683             20,683
     Less:  Accumulated depreciation and amortization               15,914             11,179
                                                         -------------------------------------
                                                                     4,769              9,504
                                                         -------------------------------------
                                                         $           5,422     $       20,226
==============================================================================================

LIABILITIES
Current
     Accounts payable and accrued liabilities            $         697,337     $      498,463
     Loans payable (Note 4)                                        484,166            168,166
     Current portion of capital lease obligations (Note 5)         121,565            121,565
                                                         -------------------------------------
                                                                 1,303,068            788,194
                                                         -------------------------------------
Commitments And Contingencies (Notes 6, 8, and 11)

STOCKHOLDERS' DEFICIENCY

Share Capital
     Authorized:
         200,000,000 common shares, par value $0.001 per share
         100,000,000 Series A preferred shares, no par value

     Issued and outstanding
          52,050,605 common shares at June 30, 2003 and
          42,518,500 common shares at June 30, 2002                    52,050         42,519
             0 Series A preferred shares at June 30, 2003 and
             0 Series A preferred shares at June 30, 2002                   -              -

     Share subscriptions receivable                                      (571)             -

     Additional paid-in capital                                     2,741,023      2,492,511

Deficit Accumulated During The Development Stage                   (4,090,148)    (3,302,998)
                                                          ------------------------------------
                                                                   (1,297,646)      (767,968)
                                                          ------------------------------------

                                                          $             5,422   $     20,226
==============================================================================================

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------
                                                                                                     INCEPTION
                                                                                                      MARCH 19
                                                                      YEARS ENDED                     1999 TO
                                                                        JUNE 30                       JUNE 30
                                                               2003                 2002                2003
------------------------------------------------------------------------------------------------------------------
Revenues                                                $            2,389   $           1,750   $         138,833
                                                        ----------------------------------------------------------

Expenses
     Consulting services                                           576,271              34,267           1,407,361
     Salaries, wages and benefits                                        -              98,228             675,344
     Database design                                                     -               2,500             222,138
     Professional fees                                              80,552              55,925             290,508
     Technical services                                              9,863               8,450             167,835
     Travel and entertainment                                       31,430              20,489             194,018
     Rent                                                           10,350             215,793             443,712
     Office supplies                                                 7,966               5,198              66,207
     Computer supplies                                                 738                 368              44,732
     Telephone                                                      13,815               7,417              78,217
     Transfer agent                                                  5,299               5,488              10,787
     Professional development                                        4,481              40,000              73,549
     Advertising and promotion                                      11,449                   -              41,187
     Printing and reproduction                                         332              20,853              53,015
     Miscellaneous                                                       -               1,651              21,442
     Depreciation and amortization                                   4,735               4,738              38,743
     Insurance                                                           -               3,889              40,416
     Taxes and licenses                                                654                 172              14,274
     Dues, subscriptions and publications                                -                   -              12,106
     Equipment rental and repair                                     1,000                   -               4,813
     Postage and delivery                                            2,236               1,127               6,806
     Write off leasehold improvements                                    -                   -              14,881
     Write off notes receivable                                          -                   -              48,000
     Write off Investment                                                -                   -              25,000
     Write off deposit                                                   -              25,000              25,000
     Loss from default under equipment leases                            -                   -             142,955
                                                        ----------------------------------------------------------
                                                                   761,171             551,553           4,163,046
                                                        ----------------------------------------------------------
Operating Loss                                                    (758,782)           (549,803)         (4,024,213)
                                                        ----------------------------------------------------------

Other Income (Expense)
     Interest (expense) recovery                                   (28,368)             41,019             (51,165)
     Interest income                                                     -                  89              10,973
                                                        ----------------------------------------------------------
                                                                   (28,368)             41,108             (40,192)
                                                        ----------------------------------------------------------

Net Loss For The Year                                   $         (787,150)  $        (508,695)  $      (4,064,405)
==================================================================================================================

Basic And Diluted Loss Per Share                        $           (0.02)   $          (0.01)
================================================================================================

Weighted Average Number Of Common Shares Outstanding           48,120,644          41,653,500
================================================================================================

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


----------------------------------------------------------------------------------------------------------------------------
                                                                                                              INCEPTION
                                                                                                              MARCH 19
                                                                                  YEARS ENDED                  1999 TO
                                                                                    JUNE 30                    JUNE 30
                                                                            2003              2002              2003
----------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss                                                          $     (787,150)  $     (508,695)   $     (4,064,405)

Adjustments To Reconcile Net Income To Net Cash From Operating
  Activities
     Fair value of unpaid compensation                                              -           96,000              96,000
     Depreciation and amortization                                              4,735            4,738              38,743
     Write off leasehold improvements                                               -                -              14,881
     Write off notes receivable                                                     -                -              48,000
     Write off investment                                                           -                -              25,000
     Loss from default under equipment leases                                       -                -             142,955
     Stock issued for other than cash                                         182,267                -             300,394

     Change in assets and liabilities:
         Accounts payable and accrued liabilities                             198,874          206,025             756,371
                                                                       -----------------------------------------------------
                                                                             (401,274)        (201,932)         (2,642,061)
                                                                       -----------------------------------------------------

Cash Flows From Investing Activities
     Purchase of equipment and property                                             -                -            (151,470)
     Advances on notes receivable                                                   -                -             (40,000)
     Investment in Humanicom, Inc.                                                  -                -             (25,000)
                                                                       -----------------------------------------------------
                                                                                    -                -            (216,470)
                                                                       -----------------------------------------------------

Cash Flows From Financing Activities
     Loan payable                                                             316,000            8,528             484,166
     Principal payments on capital lease obligations                                -                -             (20,970)
     Issuance of common stock                                                     776          202,500             204,926
     Issuance of preferred stock                                                    -                -           2,116,633
     Share subscriptions receivable                                              (571)               -                (571)
     Capital contributions by shareholders                                     75,000                -              75,000
                                                                       -----------------------------------------------------
                                                                              391,205          211,028           2,859,184
                                                                       -----------------------------------------------------

Net Increase (Decrease) In Cash And Cash Equivalents                          (10,069)           9,096                 653

Cash And Cash Equivalents, Beginning Of Year                                   10,722            1,626                   -
                                                                       -----------------------------------------------------

Cash And Cash Equivalents, End Of Year                                 $          653   $       10,722    $            653
============================================================================================================================

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                              COMMON STOCK                               PREFERRED STOCK                       DEFICIT
                              ----------------------------------------------------------------               ACCUMULATED
                                 NUMBER                      SHARE       NUMBER                  ADDITIONAL   DURING THE
                                   OF                     SUBSCRIPTIONS    OF                    PAID-IN     DEVELOPMENT
                                 SHARES       AMOUNT       RECEIVABLE    SHARES      AMOUNT      CAPITAL       STAGE      TOTAL
                              -----------------------------------------------------------------------------------------------------
Balance, June 30, 2001          12,789,792   $  1,279   $     -        5,291,582   $ 2,116,633  $ 118,618  $(2,768,560) $ (532,030)

Conversion of Series A
  preferred stock                5,291,582        529         -        (5,291,582)  (2,116,633) 2,116,104          -           -
                              -----------------------------------------------------------------------------------------------------
                                 18,081,374      1,808        -            -           -        2,234,722   (2,768,560)   (532,030)
Adjustment to number
  shares issued and
  outstanding as a result of
  the acquisition of Y3K
  Incorporated
     Y3K Incorporated          (18,081,374)     (1,808)       -            -           -      (2,234,722)         -     (2,236,530)
     Y3K Secure Enterprise
       Software, Inc.           27,688,500      27,689        -            -           -       2,208,841          -      2,236,530
Fair value of shares issued
  in connection with the
  acquisition of Y3K
  Incorporated                  13,100,000      13,100        -            -           -         (13,100)         -           -
Net asset deficiency of legal
  parent at date of reverse
  take-over transaction              -             -          -            -           -             -         (25,743)    (25,743)
Issuance of common stock for
  cash                           1,730,000       1,730        -            -           -         200,770          -        202,500
Fair value of unpaid
  compensation                       -             -          -            -           -          96,000          -         96,000
Net loss                             -             -          -            -           -             -        (508,695)   (508,695)
                                ---------------------------------------------------------------------------------------------------
Balance, June 30, 2002          42,518,500      42,519        -            -           -       2,492,511    (3,302,998)   (767,968)

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                            (DEFICIENCY) (Continued)

                                  JUNE 30, 2003



                                     COMMON STOCK                    PREFERRED STOCK                         DEFICIT
                             ------------------------------------------------------------                   ACCUMULATED
                                NUMBER                SHARE         NUMBER                  ADDITIONAL      DURING THE
                                  OF                SUBSCRIPTIONS     OF                     PAID-IN        DEVELOPMENT
                                SHARES     AMOUNT    RECEIVABLE     SHARES      AMOUNT       CAPITAL         STAGE          TOTAL
                             ------------------------------------------------------------------------------------------------------
Balance, June 30, 2002       42,518,500  $  42,519   $     -          -        $      -   $  2,492,511   $ (3,302,998) $ (767,968)

Issue of common stock for
  services                   1,786,667       1,786         -          -               -        180,481        -           182,267
Common shares returned to
  treasury                     (15,675)        (16)        -          -               -             16        -               -
Issue of common stock for
  options exercised          7,761,113       7,761      (571)         -               -         (6,985)       -               205
Contributed capital by
  shareholders                    -           -            -          -               -          75,000       -           75,000
Net loss                          -           -            -          -               -           -          (787,150)  (787,150)
                             ------------------------------------------------------------------------------------------------------

Balance, June 30, 2003       52,050,605  $  52,050   $  (571)         -        $      -   $   2,741,023  $ (4,090,148) $(1,297,646)
                             ======================================================================================================

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002



1. NATURE OF OPERATIONS AND GOING CONCERN

The Company owns FusionPak, a suite of enterprise business software designed for telecommunications, banking and government sectors. The Company is currently working on upgrades to its products and the complete integration of its products into the newest FusionPak version.

Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances and related party loans in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and the sale of its products. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


2. SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Consolidation

These consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, Y3K, Incorporated.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002



2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

The cost of property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets, which is three years. The Company leases equipment that is capitalized. All leases are accounted for in accordance with Financial Accounting Board Statement No. 13 - Accounting for Leases. Amortization expense related to capitalized leases is included with depreciation expense.

Software Development Costs

All software development costs are expensed as incurred. Capitalization of software development costs begins upon the establishment of the Company's ability to provide a product that is readily marketable. Amortization of capitalized software development costs are provided on a product-by-product basis using the straight line method over each product's estimated economic life, which ranges from two to five years.

Software development costs also include capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. The Company did not complete the development of the website and the initial implementation costs were expensed in fiscal 2000.

Revenue Recognition

The Company recognizes revenue and the related costs of sales as products are shipped and title is passed to the customer. The Company provides warranty on product sales for a period of one year. This includes updates and entitles the user to replacement software, if needed, at 20% of the original sales price. After one year, customers can opt for an ongoing maintenance program entitling them to any product upgrades at 20% on the current purchase price.

For extended warranty and continued product update services, revenue is recognized over the term of the maintenance agreement. The subscription period can be no less than quarterly. Revenue related to the services is deferred and recognized as the services are performed in accordance with Statement of Position 97-2 - "Software Revenue Recognition" and related interpretations.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002



2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Sales are comprised of gross revenues less provisions for estimated customer returns and other sales allowances. Customer returns are only available within 30 days of the sale and only in the event that the software does not perform as described by the Company. Such return policy will require the customer to write to the Company with the specifics of their claim that the software does not deliver as promised. The related reserve for these provisions are included in "Accounts Receivable, net" in the accompanying consolidated statements of operations. Provisions for estimated returns and sales allowances are established by the Company concurrently with the recognition of revenue and are based on a variety of factors including actual return and sale allowance history and projected economic conditions. The Company has not incurred any significant amount of returns or sales allowances in fiscal 2002, 2001 or 2000. All amounts billed to customers related to shipping and handling are included in revenue. All costs associated with shipping and handling are recognized in cost of sales.

Effective October 2000, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101 - "Revenue Recognition", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company believes our revenue recognition practices are in conformity with the guidelines prescribed in SAB No. 101. There was no effect on the consolidated financial statements related to the adoption of SAB No. 101.

Product Warranty

The Company records product warranty costs in the period in which the work is performed as a cost of sale.

Income Tax

Income taxes are accounted for using an asset and liability approach, which requires the recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Generally accepted accounting principles require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002



2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

Management makes estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of trade accounts receivables. The Company provides credit in the normal course of business to individuals and businesses and generally does not require collateral or other security.

Management does not anticipate any material adverse effect on the Company's financial position as a result of these credit risks.

Net Loss Per Share

Basic loss per share is calculated on the basis of the weighted average number of common shares outstanding. Diluted loss per share is calculated in the same manner as basic loss per share amounts, except for the effect of the potentially issuable shares resulting from the exercise of outstanding stock options.
However, diluted loss per share is the same as basic loss per share as the inclusion of the potentially issuable shares is anti-dilutive.


3. ACQUISITION OF SUBSIDIARY

Effective March 22, 2002, Y3K Secure Enterprise Software, Inc. acquired 100% of the issued and outstanding shares of Y3K Incorporated by issuing 13,100,000 common shares. In addition, the former shareholders of Y3K Incorporated received an additional 4,981,374 common shares in a separate transaction.

A summary of the transaction is as follows:

The outstanding shares of Zeballos prior to the acquisition was 27,688,500. Y3K, Inc., shareholders had common shares of 12,789,792 and preferred shares of 5,291,582 for a total conversion of common shares from Zeballos of 18,081,374. In order for Y3K, Inc., shareholders to receive 18,081,374 shares of Zeballos, 13,100,000 newly issued shares were issued and 4,981,374 shares were received from existing issued and outstanding shares (part of the 27,688,500 common shares issued and outstanding to Zeballos shareholders) of Zeballos common shares.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002


3. ACQUISITION OF SUBSIDIARY (Continued)

The transaction resulted in the Zeballos shareholders holding a total of 22,707,126, or 56% of the total issued and outstanding shares of 40,788,500 and Y3k, Inc., shareholders having a total of 18,081,374, or 44% of the total issued and outstanding shares after the close of the acquisition. Even though Y3k shareholders ended up with 44% of the total issued and outstanding shares after the acquisition the former shareholders of Y3K Incorporated did have control as outlined in items (b), (c), and (d) of paragraph 17 of SFAS 14.

         - the existence of a large minority voting interest in the combined entity

         -        control of the board of the combined entity

         -        domination of the senior management of the combined entity


Accordingly, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Y3K Incorporated of the net assets and liabilities of Y3K Secure Enterprise Software, Inc. Under this purchase method of accounting, the results of operations of Y3K Secure Enterprise Software, Inc. are included in these consolidated financial statements from March 22, 2002.

Y3K Secure Enterprise Software, Inc. had a net asset deficiency at the acquisition date, therefore, the 13,100,000 shares issued on acquisition were issued at fair value of $0 with the net asset deficiency of $25,743 charged to deficit. Y3K Incorporated is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

The acquisition is summarized as follows:

    Current Liabilities
    Accounts payable                             $      25,743
                                                 ---------------

    Net Asset Deficiency                         $     (25,743)
                                                 ===============

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002





4. LOANS PAYABLE

                                                                                         2003            2002
                                                                                    --------------- -------------
    The loan is unsecured, payable on demand, with interest at 10% per annum        $  155,666      $  155,666

    These loans are unsecured, payable on demand, with interest at 12% per annum       328,500         12,500
                                                                                    --------------- -------------

                                                                                    $  484,166      $  168,166
                                                                                    =============== =============

5. CAPITAL LEASE OBLIGATIONS

During the year ended June 30, 2001, the Company defaulted under its obligations and the leased property was repossessed. The lessor has obtained a judgement in the amount of $121,565 which has been recorded in full in the accounts.


6. LEASE COMMITMENTS

The Company is currently leasing space on a month to month basis at the rate of $850 per month. The Company had leased office space with leases expiring in March and June 2005. Lease expense charged to operations is $10,350 for the year ended June 30, 2003 (2002 - $215,793). The Company believes that its lease obligations were terminated in June 2002 as the landlord has leased the office space to other tenants. The terms and conditions of the new lease are currently unknown, however, no litigation has been pursued by the landlord for any of the Company's lease obligations. If these two leases were deemed non cancelable to the Company the minimum lease payments for these obligations would be:

                                2004            $ 206,193
                                2005            $ 171,488

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002


7. SUPPLEMENTAL CASH FLOW DISCLOSURES

Non-cash investing and financing activities consisted of:

                                                               2003            2002
                                                         --------------- -----------------
    Conversion of preferred stock to common stock        $        -      $      2,116,633
                                                         =============== =================

    Common stock issued for services                     $  182,267      $              -
                                                         =============== =================

    Fair value of unpaid compensation                    $        -      $         96,000
                                                         =============== =================


During the year ended June 30, 2002, the Company issued 13,100,000 common shares at a fair value of $0 to acquire 100% of the issued and outstanding shares of Y3K, Incorporated.

No cash was paid for interest for the year ended June 30, 2003 (2002 - $Nil), however, for the year ended June 30, 2002, the Company reversed interest previously accrued totaling $41,019 and related to promissory notes to investors which subsequently were converted to preferred shares.


8. RELATED PARTY TRANSACTIONS

Consulting Fees

The Company has consulting agreements with its President, its VP/Secretary, its Treasurer and a major shareholder. Consulting fees paid to these stockholders/officers for the year ended June 30, 2003 totaled $193,555 (2002 - $104,000). During the year ended June 30, 2002 the agreements provided for monthly, non-accruing compensation at the rate of $5,000. During the year the Company did not pay all the consulting fees under the terms of the contracts. The unpaid fees, $96,000, were expensed and credited to additional paid in capital. Commencing July 1, 2002, the consulting agreements were modified to a reduced monthly rate of $4,000 with the caveat that any unpaid fees would be accrued and continue to be an obligation by the Company until paid. The agreements also provide that upon the Company's obtaining a revenue stream and a profit, the Board of Directors would renegotiate the base rate on the consulting agreements.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002



9. INCOME TAXES

The provision for deferred income taxes results from temporary differences between financial statement and taxable income. Deferred taxes are classified as current or non-current based on the expected period of realization. The nature and components of temporary differences are as follows:

      Deferred tax assets
      Net operating losses carried forward          $    1,111,800
      Less:  Valuation allowance                        (1,111,800)
                                                    ---------------
                                                    $            -
                                                    ===============

The NOL carryforward of $4,064,405 expires beginning in 2020. Because of the inherent uncertainty of the Company generating sufficient taxable income prior to the expiration of the loss carryforward, a valuation allowance has been provided for the entire deferred tax asset.


10. STOCK BASED COMPENSATION

The Company has an incentive stock option plan, which includes substantially all employees. A total of 8,046,514 shares of common stock are subject to the plan. Under the plan, non-statutory stock options and stock purchase rights may be granted to service providers, however, incentive stock options may only be granted to employees. The term of each option will be for no more than ten years from the date of the grant unless an optionee owns stock representing more than 10% of the voting power of the Company, in which case the term will be for five years from the date of the grant. The per share exercise price shall be determined by the administrator of the plan, but in no case shall it be less than fair market value.

The Company applies Accounting Principles Board Opinion No. 25 - Accounting for Stock Issued to Employees in accounting for this plan. Accordingly, no compensation expense has been recognized. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards under this plan according to the method prescribed under Statement of Financial Accounting Standards No. 123 - Accounting for Stock Based Compensation Plans, the Company's net loss would not have increased materially for the years ended June 30, 2003 and 2002.

Capital stock is issued to consultants and non-employees from time to time in exchange for services performed for the Company. The cost of the services is charged to operations and additional paid-in capital is increased by the excess of the cost of the services over the par value of the common stock issued.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002


10. STOCK BASED COMPENSATION (Continued)

Changes in outstanding stock options are as follows:

                                                                  PRICE            WEIGHTED
                                              SHARES              RANGE            AVERAGE
                                          ---------------- -------------------- ---------------
      Balance, June 30, 2000                        8,750  $        0.40        $    0.40

      Granted                                  13,484,072        0.0001-0.40         0.02
      Exercised                                         -             -                -
      Forfeited                                         -             -                -
                                          ---------------- -------------------- ---------------

      Balance, June 30, 2001                    13,492,822        0.0001-0.40         0.02

      Granted                                      531,667         0.30-0.40          0.38
      Exercised                                          -            -                -
      Forfeited                                          -            -                -
                                          ---------------- -------------------- ---------------
      Balance, June 30, 2002                    14,024,489        0.0001-0.40         0.03
                                          ================ ==================== ===============

                                                                  PRICE            WEIGHTED
                                              SHARES              RANGE            AVERAGE
                                          ---------------- -------------------- ---------------

      Balance, June 30, 2002                   14,024,489  $     0.0001-0.40    $    0.03

      Granted                                   1,933,138        0.03-0.105          0.05
      Exercised                                (7,761,113)         0.0001            0.0001
      Expired                                    (150,000)          0.20             0.20
                                          ---------------- -------------------- ---------------
      Balance, June 30, 2003                    8,046,514  $     0.0001-0.40    $    0.08
                                          ================ ==================== ===============

       As at June 30, 2003, stock options outstanding are as follows:

                OUTSTANDING OPTIONS                                   EXERCISABLE OPTIONS
----------------------------------------------------    ------------------------------------------------
                                        WEIGHTED                                            WEIGHTED
      PRICE                              AVERAGE             PRICE                          AVERAGE
      RANGE              NUMBER           PRICE              RANGE           NUMBER          PRICE
------------------- ----------------- --------------    ----------------- -------------- ---------------
$        0.0001           4,838,887   $   0.0001        $      0.0001        2,838,887   $    0.0001
       0.03-0.40          3,207,627       0.19               0.03-0.40       3,207,627        0.19

The value of options granted under the stock option plan during 2000 and 2001 is $Nil. Accordingly, no adjustment would be made to earnings calculated under the alternative method of accounting for stock options described in SFAS No. 123 - "Accounting for Stock Based Compensation".

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002



11. COMMITMENTS AND CONTINGENCIES

Strategic Partnerships/Alliances

The Company has entered into a Software Development Agreement, and a Software License and Joint Marketing Agreement with Karunga Technologies Corporation, an arms-length company. The agreements provide for a non-exclusive licensing agreement with provisions to structure a merger or acquisition purchase in which the two companies would operate as one. The agreement expires on December 31, 2003.

The Company has entered into a Strategic Alliance Agreement and a Licensing Agreement with Market Matrix, Inc., an arm's length company. The Company has obtained the rights in perpetuity in a non-exclusive agreement to license and brand the Commerce Manager software. The Agreement calls for the mutual marketing of the Commerce Manager and the Company's Market Portal and the integration of the two products.

Loan Guarantee

The Company has guaranteed a note payable by Karunga Technologies Corporation to arm's length third parties, which, together with accumulated interest to June 30, 2003, totaled approximately $400,000. The note was due March 31, 2003, however, to date, the lenders have taken no action with regard to the guarantee.

Equity Line of Credit Agreement

The Company has entered into an agreement which provides the opportunity to obtain up to $7,000,000 in equity financing through August 15, 2004. In order to access the funds available under the equity line of credit, the Company must file the appropriate registration statement with the Securities and Exchange Commission.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  Indemnification.

         Article VIII of the Registrant's Articles of Incorporation provides as follows:

         The personal liability of a director or the directors to the corporation or its shareholders for monetary damages is hereby eliminated for any conduct as a director except acts or omissions that involve intentional misconduct or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, or for any transaction from which a director will personally receive a benefit in money, property, or services to which a director is not legally entitled.

         If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ITEM 25.  Other Expenses of Issuance and Distribution.

         SEC Registration Fee...........................................$
         NASD Filing Fee..............................................-0-
         Blue Sky Qualification Fees and Expenses.....................-0-
         Accounting Fees and Expenses...................................*
         Legal Fees and Disbursements.............................35,000*
         Printing Expenses.........................................2,500*
         Miscellaneous Expenses.....................................2,000
         Total Expenses.................................................$
         * Estimated Item

ITEM 26.  Recent Sales of Unregistered Securities

         The registrant believes that this transaction was a transaction not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, since (a) the transaction involved the issuance of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement need be in effect prior to such issuances.

ITEM 27.  Exhibits

         The  following  is a list of  exhibits  filed  with  this  Registration
Statement:

Exhibit No.
-----------

2.1      Articles of Incorporation, as amended**

2.2      Bylaws**

3.1      Form of Share Certificate**

5.1      Opinion of Law Offices of Jack G. Orr, P.S.***

10.1 Form of Equity Line of Credit Agreement between Cornell Capital Partners, LP and Y3K Secure Enterprise Software, Inc.*

10.2 Form of Escrow Agreement between Y3K Secure Enterprise Software, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP*

10.3 Form of Registration Rights Agreement between Y3K Secure Enterprise Software, Inc. and Cornell Capital Partners, LP*

10.4 Form of Placement Agreement between Y3K Secure Enterprise Software, Inc., Westrock Advisors, LLC and Cornell Capital Partners, LP*

23.1     Consent of Morgan & Co., Chartered Accountants*

23.2     Consent of Law Offices of Jack G. Orr, P.S., contained in Exhibit 5.1**

*   Filed herewith
** Incorporated by reference to Issuer's Form 10-SB filed 7/15/99 *** To be filed by amendment

ITEM 28.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling persons of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 29.  Financial Statements.

         Not Applicable

                                   SIGNATURES

         The issuer has duly caused this offering statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Puyallup, State of Washington, on October 31, 2003.

Y3K SECURE ENTERPRISE SOFTWARE, INC.

By:  /s/ King Cole                                  Date: October 31, 2003
     -----------------------------
     King Cole, President

            In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ James Stephens                                  Date:  October 31, 2003
---------------------------------------------
James Stephens, VP/Secretary & Director

/s/ Shannon Smith                                   Date:  October 31, 2003
---------------------------------------------
Shannon Smith, Director

/s/ David Cannon                                    Date:  October 31, 2003
---------------------------------------------
David Cannon, Director

/s/ Leon Caldwell                                   Date:  October 31, 2003
---------------------------------------------
Leon Caldwell, Treasurer

                                    PART III

ITEM 1.  Index to Exhibits


         The  following  is a list of  exhibits  filed  with  this  Registration
Statement:

Exhibit No.
-----------

2.1      Articles of Incorporation, as amended**

2.2      Bylaws**

3.1      Form of Share Certificate**

5.1      Opinion of Law Offices of Jack G. Orr, P.S.***

10.1 Form of Equity Line of Credit Agreement between Cornell Capital Partners, LP and Y3K Secure Enterprise Software, Inc.*

10.2 Form of Escrow Agreement between Y3K Secure Enterprise Software, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP*

10.3 Form of Registration Rights Agreement between Y3K Secure Enterprise Software, Inc. and Cornell Capital Partners, LP*

10.4 Form of Placement Agreement between Y3K Secure Enterprise Software, Inc., Westrock Advisors, LLC and Cornell Capital Partners, LP*

23.1     Consent of Morgan & Co., Chartered Accountants*

23.2     Consent of Law Offices of Jack G. Orr, P.S., contained in Exhibit 5.1**

         *    Filed herewith
         **   Incorporated by reference to Issuer's Form 10-KSB
         ***  To be filed by amendment